ASSIGNMENT OF DEED OF TRUST

THIS ASSIGNMENT is entered into effective this 30th day of September, 2013 by and between Global Casinos, Inc., a Utah corporation ("Assignor") and Gemini Gaming, LLC, a Colorado limited liability company ("Assignee").

WITNESSETH

WHEREAS, Astraea Investment Management, LP (“Astraea”)was Beneficiary of that certain Deed of Trust executed by Casinos USA, Inc. dated January 17, 1997 and filed for record in the Clerk and Recorder’s Office of Gilpin County, Colorado on April 1, 1997 in the real property records of the Clerk & Recorder for Gilpin County, Colorado (“Records”) at Book 617, Page 464; (“Deed of Trust”) securing repayment of a promissory note in the original principal amount of $783,103.56 (“the Note”) and encumbering the real property described on Exhibit “A” attached hereto and incorporated herein by reference; and

WHEREAS,  Astraea assigned its interest in the Deed of Trust to Assignor by Assignment of Deed of Trust dated as of November 30, 2009, and recorded in the Records at Reception 140555; and

WHEREAS, Assignor agrees to assign all of its right, title and interest in and to the Deed of Trust to Assignee and is simultaneously assigning the Note to Assignor.

NOW THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Assignment.  Effective September 30, 2013 (the "Assignment Date"), Assignor hereby assigns, transfers and conveys to Assignee any and all of Assignor's right, title and interest in and to the Deed of Trust, and the right to exercise any and all rights and remedies of the Assignor,  thereunder with respect to the Collateral described therein.  Assignor represents and warrants that (i) Assignor has the right, power and authority to execute this Assignment; (ii) that to the best of Assignor’s knowledge the Deed of Trust is a good, valid and binding agreement of the parties thereto, and their assignees, and is in full force and effect in accordance with its terms which have not been amended or modified; and (iii) that no act or omission on the part of Assignor has occurred which would constitute a default under the Deed of Trust.  Assignor disclaims any further interest in the Deed of Trust.

2.

Acceptance and Indemnification.  Assignee hereby accepts the foregoing assignment and transfer and promises to observe and perform all services and obligations required of Assignor under the Deed of Trust accruing on or after the Assignment Date or otherwise attributable to the period commencing on said date and continuing thereafter for so long as the Deed of Trust remains in full force and effect.

3.

Binding Effect.  This Agreement shall be binding upon the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

GLOBAL CASINOS, INC.

By:

/s/ Clifford L. Neuman

Clifford L. Neuman, its President

ASSIGNEE:

GEMINI GAMING, LLC

By:

/s/Clifford L. Neuman

Clifford L. Neuman, its Manager

STATE OF COLORADO

)

) ss

COUNTY OF BOULDER

)

The foregoing instrument was acknowledged before me this 30th day of September, 2013, by Global Casinos, Inc., a Utah corporation by Clifford L. Neuman, its President.

Witness my hand and official seal.

My commission expires:  04-12-2017

/s/ Melissa A. VanderSyde

Notary Public

STATE OF COLORADO

)

) ss

COUNTY OF BOULDER

)

The foregoing instrument was acknowledged before me this 30th day of September, 2013, by Gemini Gaming, LLC, a Colorado limited liability company by Clifford L. Neuman, its Manager.

Witness my hand and official seal.

My commission expires:  04-12-2017

/s/ Melissa A. VanderSyde

Notary Public

EXHIBIT A

Lot 5 and the Easterly 30 feet of Lot 4 laying perpendicular to Lot 5, Block 40, City of Black Hawk in the County of Gilpin, State of Colorado